                                                                    EXHIBIT 4.8


               AMENDED AND RESTATED SUBORDINATION AGREEMENT

      WHEREAS, Tarpon Industries, Inc. ("Tarpon"), is indebted to certain subordinated creditors pursuant to Tarpon's 8% Junior Secured Promissory Notes dated April 5, 2004 (the "Subordinated Notes") and to secure its obligations thereunder, Tarpon has executed and delivered a General Security Agreement dated April 5, 2004 (the "Tarpon Security Agreement");

      WHEREAS, Eugene Welding Co. ("Borrower") guarantied the obligations of Tarpon in respect of the Subordinated Notes pursuant to a guaranty dated as of April 5, 2004, and a General Subordinated Security Agreement of even date therewith (collectively, the "Guaranty Instruments"), and will or may from time to time hereafter be otherwise indebted to the holders of the Subordinated Notes in various sums (the Subordinated Notes, the Tarpon Security Agreement and the Guaranty Instruments are collectively referred to herein as the "Junior Debt Instruments");

      WHEREAS, Comerica Bank and the Undersigned are parties to that certain Subordination Agreement, dated April 6, 2004 (the "Original Agreement"), pursuant to which, among other things, the Junior Debt and the Undersigned's Collateral (as defined below) are subordinated to certain indebtedness owing to Comerica Bank and collateral securing the same;

      WHEREAS, the holders of the Subordinated Notes are desirous of having STANDARD FEDERAL BANK N.A. ("Lender") extend and/or continue the extension of credit to Borrower from time to time as Lender in its sole discretion may determine, which extension of credit would be used, in part, to pay off the indebtedness owing the Comerica Bank;

      WHEREAS, in consideration for Lender's extension of such credit and the payoff by Borrower of its indebtedness to Comerica Bank, and with the consent of the Undersigned, Comerica Bank has assigned all of its right, title and interest in and to the Original Agreement to Lender, and Lender's extension and/or continued extension of such credit is conditioned upon the Junior Debt and the Undersigned's Collateral being subordinated to the Senior Debt and the Lender's Collateral (as defined below) in the manner set forth in this amendment and restatement of the Original Agreement; and

      WHEREAS, the extension and/or continued extension of credit, as aforesaid, by Lender is necessary or desirable to the conduct and operation of the business of Borrower, and will inure to the personal and financial benefit of the Undersigned and the holders of the Subordinated Notes;

      WHEREAS, by execution and delivery of an agency representation agreement, each holder of the Subordinated Notes has duly authorized the execution and delivery by the Undersigned of this agreement, for and on behalf of such holder (reference to the Undersigned hereafter is as agent for and on behalf of each such holder);

      NOW, THEREFORE, in consideration of the extension and/or continued extension of credit by Lender to Borrower, as Lender may, in its sole discretion, determine, and for other good and valuable consideration to the Undersigned, the receipt and sufficiency of which is hereby acknowledged, the Undersigned agrees to continue in effect the Original Agreement, as amended and restated hereby, as to the Lender, the Senior Debt and the Lender's Collateral, and further agrees to amend and restate the Original Agreement in its entirety as follows:

      The Undersigned hereby:

            (A) subordinates the indebtedness of Borrower evidenced by the Junior Debt Instruments, as well as any and all other indebtedness for borrowed money now or at any time or times hereafter owing by Borrower or any successor of Borrower, including without limitation, a receiver, trustee, or debtor-in-possession (the term "Borrower" as used hereinafter shall include any such successor or assign) to the Undersigned, whether such indebtedness is absolute or contingent, direct or indirect and howsoever evidenced, including without limitation all interest thereon (collectively, the "Junior Debt") to any and all indebtedness now or at any time or times hereafter owing by Borrower to Lender (whether absolute or contingent, direct or indirect and howsoever evidenced, including without limitation all interest thereon, whether or not such interest is allowed in a bankruptcy or similar proceeding) and all other demands, claims, liabilities or causes of action for which Borrower may now or at any time or times hereafter in any way be liable to Lender, whether under any agreement, instrument, or document executed and delivered or made by Borrower to Lender or otherwise (collectively, the "Senior Debt");

            (B) agrees not to ask for or receive from Borrower any security for the Junior Debt, not specifically granted by the Junior Debt Instruments; agrees to subordinate all security interests, liens, encumbrances and claims, whether now existing or hereafter arising, which in any way secure the payment of the Junior Debt (the "Undersigned's Collateral") to all security interests, liens, encumbrances and claims, whether now existing or hereafter arising, including without limitation claims under guaranties of the Senior Debt, which in any way secure the payment of the Senior Debt (the "Lender's Collateral"); and agrees that it will not take any action to enforce any of its liens or claims on the Undersigned's Collateral or otherwise under the Junior Debt Instruments, except that upon or after the due date of the Subordinated Notes, the Undersigned may upon the non-payment by Tarpon of such Subordinated Notes upon or after the due date thereof, (i) institute suit for a money judgment to collect any such payments from Tarpon or any other persons (other than Borrower) liable for such payments, or (ii) institute suit against Tarpon or any other persons (other than Borrower) liable for such payments to collect all or any portion of the Subordinated Notes and foreclose on any of the Undersigned's Collateral that is owned by Tarpon (other than its ownership interest in Borrower) or any other persons (other than Borrower) liable for such payments and not owned by Borrower or used by Borrower in the ordinary course of its business;

            (C) agrees that in the event Lender forecloses or realizes upon or enforces any of its rights with respect to Lender's Collateral, or Borrower sells any of Lender's Collateral in a transaction consented to by Lender, the Undersigned shall, upon demand, execute such terminations, partial releases and other documents as Lender requests in its sole discretion to release the Undersigned's lien and claims upon such Lender's Collateral to the extent of

      Lender's interest therein; agrees that it shall have no right to possession of any assets included in the Undersigned's Collateral if it is included in the Lender's Collateral or is otherwise used by Borrower in the ordinary course of its business, whether by judicial action or otherwise, unless and until Lender has, in writing, notified the Undersigned that all the Senior Debt has been paid in full and all obligations arising in connection therewith have been discharged; agrees that it will not contest the validity, perfection, priority or enforceability of any lien or security interest now or hereafter granted to secure the Senior Debt; and agrees that, as between Lender and the Undersigned, the terms of this Subordination Agreement shall govern even if all or part of the Lender's claim or the liens or security interests securing payment thereof, are avoided, disallowed, set aside or otherwise invalidated;

            (D) agrees to instruct Borrower not to pay, and agrees not to accept payment of, or assert, demand, sue for or seek to enforce against Borrower, by setoff or otherwise, all or any portion of the Junior Debt or the Junior Debt Instruments unless and until Lender has, in writing, notified the Undersigned that the Senior Debt has been paid in full and all obligations arising in connection therewith have been discharged; provided, however, Borrower may make distributions to Tarpon for the purpose of, and to the extent necessary for, paying all or any portion of the Subordinated Notes or the interest accrued thereon if: (a) the Subordinated Notes are due and payable, (b) Tarpon has not yet completed the underwritten initial public offering of its common shares pursuant to an effective registration statement filed with the United States Securities and Exchange Commission, (c) at the time of any such payment and immediately thereafter there is no Event of Default nor any event that with notice or lapse of time would constitute an Event of Default under the agreements and instruments evidencing or relating to the Senior Debt (the "Senior Debt Instruments") other than Tarpon's and Borrower's failure to have paid when due the Subordinated Notes, other indebtedness due the Undersigned or other indebtedness subordinated to Lender under a written subordination agreement of even date herewith, (d) Borrower has Excess Availability (as defined in the Senior Debt Instruments) of at least $1,000,000 immediately after such payment and has an average Excess Availability of at least $1,000,000 plus the amount of such payment over the period of 90 days ending on the date of such payment, and (e) all funds so distributed are used to pay principal and accrued interest on the Subordinated Notes;

            (E) during the continuance of an Event of Default under the Senior Debt Instruments of which the Undersigned has actual notice, other than Tarpon's and Borrower's failure to have paid when due the Subordinated Notes, other indebtedness due the Undersigned or other indebtedness subordinated to Lender under a written subordination agreement of even date herewith, or in the event of a breach by the Undersigned of its obligations hereunder, subrogates Lender to the Junior Debt and the Undersigned's Collateral and irrevocably authorizes Lender (i) to collect, receive, enforce and accept any and all sums or distributions of any kind that may become due, payable or distributable on or in respect of the Junior Debt or the Undersigned's Collateral, whether paid directly by Borrower or paid or distributed in any liquidation, bankruptcy, arrangement, receivership, assignment, reorganization or dissolution proceedings or otherwise, and (ii) in Lender's sole discretion, to make and present claims therefor in, and take such other actions as Lender deems necessary or advisable in connection with, any such proceedings, either in Lender's name or in the name of the Undersigned; and agrees that, during the continuance of an Event of Default under the Senior Debt Instruments of which the Undersigned has actual notice, other than Tarpon's and Borrower's failure to have paid when due the Subordinated Notes, other indebtedness due the Undersigned or other indebtedness subordinated to Lender under a written subordination agreement of even date herewith, or in the event of a breach by the Undersigned of its obligations hereunder upon the written request of Lender, it will promptly assign, endorse and deliver to and deposit with Lender all agreements, instruments and documents evidencing the Junior Debt, including without limitation the Junior Debt Instruments;

            (F) agrees to receive and hold in trust for and promptly turn over to Lender, in the form received (except for the endorsement or assignment by the Undersigned where necessary), any sums at any time paid to, or received by, the Undersigned in violation of the terms of this Agreement and to reimburse Lender for all costs, including reasonable attorney's fees, incurred by Lender in the course of collecting said sums should the Undersigned fail to voluntarily turn the same over to Lender as herein required. If the Undersigned fails to endorse or assign to Lender any items of payment received by the Undersigned on account of the Junior Debt or the Undersigned's Collateral to the extent required hereby, the Undersigned hereby irrevocably makes, constitutes and appoints Lender (and all persons designated by Lender for that purpose) as the Undersigned's true and lawful attorney and agent-in-fact, to make such endorsement or assignment in the Undersigned's name; and

            (G) agrees that it shall not modify or amend any agreement, instrument or document evidencing or securing the Junior Debt, including without limitation the Junior Debt Instruments, without the prior written consent of Lender.

      Upon written request by the Undersigned in each instance, Lender will endeavor to notify the Undersigned of any conditions described in paragraph
(D)(c); however, Lender shall have no obligation to do so and shall not waive any of its rights or interests if it fails or refuses to do so.

The Undersigned represents and warrants to Lender that the Undersigned has not assigned or otherwise transferred the Junior Debt or the Undersigned's Collateral, or any interest therein to any person or entity, that the Undersigned will make no such assignment or other transfer thereof, and that all agreements, instruments and documents evidencing the Junior Debt and the Undersigned's Collateral will be endorsed with proper notice of this Agreement. The Undersigned and Borrower will, within 30 days following the date hereof, deliver to Lender certified copies of at least 34% (measured by outstanding principal amount) of the Junior Debt

Instruments, as well as certified copies of all other agreements, instruments and documents hereafter evidencing such Junior Debt, and will, within 60 days following the date hereof, deliver to Lender certified copies of at least 67% (measured by outstanding principal amount, including those delivered in the first 30 day period) of the Junior Debt Instruments, as well as certified copies of all other agreements, instruments and documents hereafter evidencing such Junior Debt, and will, within 90 days following the date hereof, deliver to Lender certified copies of the remaining Junior Debt Instruments, as well as certified copies of all other agreements, instruments and documents hereafter evidencing such Junior Debt, in each case showing such endorsement.

      The Undersigned represents and warrants to Lender that the outstanding principal amount of Junior Debt evidenced by the Junior Debt Instruments as of the date of this Agreement is $2,000,000, plus accrued interest.

      The Undersigned expressly waives all notice of the acceptance by Lender of the subordination and other provisions of this Agreement and all notices not specifically required pursuant to the terms of this Agreement, and the Undersigned expressly waives reliance by Lender upon the subordination and other provisions of this Agreement as herein provided. The Undersigned consents and agrees that all Senior Debt shall be deemed to have been made, incurred and/or continued at the request of the Undersigned and in reliance upon this Agreement. The Undersigned agrees that Lender has made no warranties or representations with respect to the due execution, legality, validity, completeness or enforceability of the documents, instruments and agreements evidencing the Senior Debt, that Lender shall be entitled to manage and supervise its financial arrangements with Borrower in accordance with its usual practices, without impairing or affecting this Agreement, and that Lender shall have no liability to the Undersigned, and the Undersigned hereby waives any claim which it may now or hereafter have against Lender arising out of (i) any and all actions which Lender takes or omits to take (including without limitation actions with respect to the creation, perfection or continuation of liens or security interests in any existing or future Lender's Collateral, actions with respect to the occurrence of an event of default under any documents, instruments or agreements evidencing the Senior Debt, actions with respect to the foreclosure upon, sale, release, or depreciation of, or failure to realize upon, any of Lender's Collateral and actions with respect to the collection of any claim for all or any part of the Senior Debt from any account debtor, guarantor or other person or entity) with respect to the documents, instruments and agreements evidencing the Senior Debt or to the collection of the Senior Debt or the valuation, use, protection or release of Lender's Collateral (ii) Lender's election in any proceeding instituted under Chapter 11 of Title 11 of United States Code (11 U.S.C. Section 101 et. seq.) (the "Bankruptcy Code"), of the application of
Section 1111(b)(2) of the Bankruptcy Code, and/or (iii) any borrowing or grant of a security interest under Section 364 of the Bankruptcy Code by Borrower, as debtor in possession. Without limiting the generality of the foregoing, the Undersigned waives the right to assert the doctrine of marshalling with respect to any of the Lender's Collateral, and consents and agrees that Lender may proceed against any or all of the Lender's Collateral in such order as Lender shall determine in its sole discretion.

      The Undersigned agrees that Lender, at any time and from time to time hereafter, may enter into such agreements with Borrower as Lender may deem proper extending the time of payment of or renewing or otherwise altering the terms of all or any of the Senior Debt or affecting any of Lender's Collateral, and may sell or surrender or otherwise deal with any of Lender's Collateral, and may release any balance of funds of Borrower with Lender, without notice to the Undersigned and without in any way impairing or affecting this Agreement.

      This Agreement shall be irrevocable and shall constitute a continuing agreement of subordination and shall be binding on the Undersigned and its heirs, personal representatives, successors and assigns, and shall inure to the benefit of Lender, its successors and assigns until Lender has, in writing, notified the Undersigned that all of the Senior Debt has been paid in full and all obligations arising in connection therewith have been discharged. Lender may continue, without notice to the Undersigned, to lend monies, extend credit and make other accommodations to or for the account of Borrower on the faith hereof. The Undersigned hereby agrees that all payments received by Lender may be applied, reversed, and reapplied, in whole or in part, to any of the Senior Debt, without impairing or affecting this Agreement.

      The Undersigned hereby assumes responsibility for keeping itself informed of the financial condition of Borrower, any and all endorsers and any and all guarantors of the Senior Debt and the Junior Debt and of all other circumstances bearing upon the risk of nonpayment of the Senior Debt and the Junior Debt that diligent inquiry would reveal, and the Undersigned hereby agrees that Lender shall have no duty to advise the Undersigned of information known to Lender regarding such condition or any such circumstances or to undertake any investigation not a part of its regular business routine. If Lender, in its sole discretion, undertakes, at any time or from time to time, to provide any information of the type described herein to the Undersigned, Lender shall be under no obligation to subsequently update any such information or to provide any such information to the Undersigned on any subsequent occasion.

      The Undersigned hereby authorizes Lender to file and/or record UCC financing statements for the purpose of providing notice to third parties of the existence and effect of this Agreement.

      No waiver shall be deemed to be made by Lender of any of its rights hereunder unless the same shall be in writing signed on behalf of Lender and each such waiver, if any, shall be a waiver only with respect to the specific matter or matters to which the waiver relates and shall in no way impair the rights of Lender or the obligations of the Undersigned to Lender in any other respect at any other time.

      The Undersigned represents and warrants to Lender that all of the holders of the Subordinated Notes are identified on Schedule 1 to this agreement, and that each has executed and delivered an agency representation agreement, whereby each such holder of the Subordinated Notes has duly authorized the execution and delivery by the Undersigned of this agreement, for and on behalf of such holder.

      THIS AGREEMENT SHALL BE GOVERNED AND CONTROLLED BY THE INTERNAL LAWS OF THE STATE OF MICHIGAN.

      To induce Lender and the Undersigned to accept this Agreement, the Undersigned and the Lender irrevocably agree that ALL ACTIONS OR PROCEEDINGS IN ANY WAY,

MANNER OR RESPECT, ARISING OUT OF OR FROM OR RELATED TO THIS AGREEMENT SHALL BE LITIGATED IN COURTS HAVING SITUS WITHIN THE COUNTY OF OAKLAND, STATE OF MICHIGAN. THE UNDERSIGNED AND LENDER HEREBY CONSENT AND SUBMIT TO THE JURISDICTION OF ANY LOCAL, STATE OR FEDERAL COURTS LOCATED WITHIN SAID COUNTY AND STATE. THE UNDERSIGNED AND THE LENDER HEREBY WAIVE ANY RIGHT THEY MAY HAVE TO TRANSFER OR CHANGE THE VENUE OF ANY LITIGATION BROUGHT AGAINST THE UNDERSIGNED OR LENDER IN ACCORDANCE WITH THIS PARAGRAPH.

      THE UNDERSIGNED AND LENDER HEREBY WAIVE ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING WHICH PERTAINS DIRECTLY OR INDIRECTLY TO THIS AGREEMENT.

      IN WITNESS WHEREOF, this Agreement has been executed as of this 11th day of August, 2004.

                                     JOSEPH GUNNAR & CO., LLC, as Secured Party
                                     Representative.

      ABNER J. ZALAZNICK             By:    /s/ Stephan A. Stein
Notary Public, State of New York            --------------------
      No. 31-01ZA4853922             Title: Member
Qualified In New York County
Commission Expires Feb. 24, 2006     Address: 30 Broad Street
                                              NY NY 10004
 /s/ Abner J. Zalaznick
--------------------------------     Attention: _________________
         8/12/2004

                          ACKNOWLEDGMENT OF SIGNATURES

STATE OF NEW YORK COUNTY )
                         ) SS.
COUNTY OF NEW YORK       )

      I, Abner J. Zalaznick, a Notary Public in and for the state and county aforesaid, do hereby certify that before me this day personally appeared Steven Stein, known to me to be a member of the limited liability company that executed the foregoing Agreement, and acknowledged to me that he (they) executed and delivered the foregoing Agreement for and on behalf of the corporation, for the uses set forth therein.

      IN WITNESS WHEREOF, I have hereunto set my hand and official seal this 11th day of August, 2004.

      ABNER J. ZALAZNICK               /s/ Abner J. Zalaznick
Notary Public, State of New York     ----------------------------------
     No. 31-01ZA4853922              Notary Public, State of NY
Qualified In New York County         Acting in New York County,
Commission Expires Feb. 24, 2006     My Commission Expires: Feb. 24, 2006

 /s/ Abner J. Zalaznick
--------------------------------

                               BORROWER'S CONSENT

      Borrower hereby consents to the foregoing Agreement (and the terms thereof) and agrees to abide thereby and to keep, observe and perform the several matters and things therein intended to be kept, observed and performed by it, and specifically agrees not to make any payments contrary to the terms of said Agreement.

      A breach of any of the terms and conditions of this consent shall constitute an "Event of Default" under the Loan and Security Agreement dated of even date herewith between Borrower and Lender.

                                 BORROWER:

                                 EUGENE WELDING CO.

                                 By /s/ Charles A. Vanella
                                    --------------------------------------------
                                    Charles A. Vanella, Chief Executive Officer

                             ACKNOWLEDGMENT OF SIGNATURES

STATE OF MICHIGAN    )
                     ) SS.
COUNTY OF WAYNE      )

      I, Bonnie L. Schneider, a Notary Public in and for the state and county aforesaid, do hereby certify that before me this day personally appeared Charles
A. Vanella known to me to be the Chief Executive Officer of the corporation that executed the foregoing consent and acknowledged to me that he (they) executed and delivered the foregoing consent for and on behalf of the corporation, for the uses set forth therein.

      IN WITNESS WHEREOF, I have hereunto set my hand and official seal this 11th day of August, 2004.

                                             /s/ Bonnie L. Schneider
                                             -----------------------------------
                                             Notary Public
                                             Acting in Wayne County, Michigan
                                             My Commission Expires: 12/30/07

                                                 Bonnie L. Schneider
                                        Notary Public, Wayne County, Michigan
                                      My Commission Expires: December 30, 2007

                                TARPON'S CONSENT

      Tarpon hereby consents to the foregoing Agreement (and the terms thereof) and agrees to abide thereby and to keep, observe and perform the several matters and things therein intended to be kept, observed and performed by it, and specifically agrees not to make or receive any payments contrary to the terms of said Agreement.

      A breach of any of the terms and conditions of this consent shall constitute an "Event of Default" under the Loan and Security Agreement dated of even date herewith between Borrower and Lender.

                                 TARPON:

                                 TARPON INDUSTRIES, INC.

                                 By /s/ Charles A. Vanella
                                    ----------------------------------
                                    Charles A. Vanella, Chief Executive Officer

                             ACKNOWLEDGMENT OF SIGNATURES

STATE OF MICHIGAN    )
                     ) SS.
COUNTY OF WAYNE      )

      I, Bonnie L. Schneider, a Notary Public in and for the state and county aforesaid, do hereby certify that before me this day personally appeared Charles
A. Vanella known to me to be the Chief Executive Officer of the corporation that executed the foregoing consent and acknowledged to me that he (they) executed and delivered the foregoing consent for and on behalf of the corporation, for the uses set forth therein.

      IN WITNESS WHEREOF, I have hereunto set my hand and official seal this 11th day of August, 2004.

                                             /s/ Bonnie L. Schneider
                                             -----------------------------------
                                             Notary Public
                                             Acting in Wayne County, Michigan
                                             My Commission Expires: 12/30/07

                                                 Bonnie L. Schneider
                                        Notary Public, Wayne County, Michigan
                                      My Commission Expires: December 30, 2007

                                LENDER'S CONSENT

   Lender hereby consents to the foregoing Agreement (and the terms thereof).

                                     LENDER:

                                     STANDARD FEDERAL BANK N.A.

                                     By /s/ Greg Boller
                                        ----------------------------------------
                                        Greg Boller, Vice President

STATE OF MICHIGAN    )
                     ) SS.
COUNTY OF WAYNE      )

      I, Bonnie L. Schneider, a Notary Public in and for the state and county aforesaid, do hereby certify that before me this day personally appeared Greg Boller known to me to be the Vice President of the bank that executed the foregoing consent and acknowledged to me that he (they) executed and delivered the foregoing consent for and on behalf of the corporation, for the uses set forth therein.

      IN WITNESS WHEREOF, I have hereunto set my hand and official seal this 11th day of August, 2004.

                                             /s/ Bonnie L. Schneider
                                             -----------------------------------
                                             Notary Public
                                             Acting in Wayne County, Michigan
                                             My Commission Expires: 12/30/07

                                                 Bonnie L. Schneider
                                        Notary Public, Wayne County, Michigan
                                      My Commission Expires: December 30, 2007